SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 5, 2008

REGENCY CENTERS CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

                         One Independent Drive, Suite 114                                                                                                           32202
                                     Jacksonville, Florida
                       (Address of principal executive offices)                                                                                                 (Zip Code)

Registrant’s telephone number including area code:           (904)-598-7000

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

        [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

New Credit Agreement

On March 5, 2008, we and our operating partnership, Regency Centers, L.P. (“RCLP”) as Borrower, entered into a Credit Agreement with the financial institutions party thereto, as Lenders, each of JPMorgan Chase Bank, N.A. and Regions Bank, as Documentation Agent, Wachovia Bank, National Association, as Syndication Agent, and Wells Fargo Bank, National Association, as Sole Lead Arranger and Administrative Agent. The Credit Agreement provides for a new credit facility in the amount of $341,500,000 for a term of 36 months, with the ability to increase the facility to an amount not to exceed $400,000,000. The facility is composed of a term loan facility in the amount of $227,666,667 and a revolving credit facility in the amount of $113,833,333.

Interest on loans accrues at a floating rate which will be, at RCLP’s option, either (1) LIBOR or (2) a base rate plus an applicable margin which is subject to adjustment based on the credit rating assigned to RCLP by the applicable rating agencies.  Interest only is payable monthly, and principal is due at maturity.  Voluntary prepayments are permitted at any time without premium or penalty upon proper notice, and mandatory prepayments are required to the extent the outstanding credit exceeds certain borrowing base limitations. There are no amortizing payments on the term loan.

The purpose of the Credit Agreement is to finance pre-developments costs, development costs, acquisitions, capital expenditures, working capital and general corporate purposes, equity investments, repayment of indebtedness, scheduled amortization payments on indebtedness and financing loans to subsidiaries, affiliates and unconsolidated affiliates for development activities.

The Credit Agreement includes financial covenants relating to minimum net worth, ratio of total liabilities to gross asset value, ratio of recourse secured indebtedness to gross asset value, and ratio of EBITDA to fixed charges.  The Credit Agreement also includes customary events of default for facilities of this type (with customary grace periods, as applicable).

The above summary is qualified in its entirety by reference to the Credit Agreement, a copy of which will be filed as an exhibit to our next applicable periodic report or registration statement.

First Amendment to Existing Credit Agreement

On March 5, 2008, we and RCLP, as Borrower, also entered into a First Amendment to our Second Amended and Restated Credit Agreement originally dated February 9, 2007 with the financial institutions party thereto, as Lenders, each of JPMorgan Chase Bank, N.A., PNC Bank, National Association and SunTrust Bank, as Documentation Agent, Wachovia Bank, National Association as Syndication Agent, Regions Bank, as Managing Agent, and Wells Fargo Bank, National Association, as Sole Lead Arranger and Administrative Agent.

The First Amendment eliminated the financial covenant relating to unsecured interest expense coverage and made other changes in order to conform the terms of the existing credit facility to the new credit facility described above.

The above summary is qualified in its entirety by reference to the First Amendment to Second Amended and Restated Credit Agreement, a copy of which will be filed as an exhibit to our next applicable periodic report or registration statement.

Item 9.01	Financial Statements and Exhibits

D.	Exhibits:

        *10.1 Credit Agreement dated March 5, 2008 by and among Regency Centers, L.P., as Borrower, Regency Centers Corporation, the financial institutions party thereto, as Lenders, each of JPMorgan Chase Bank, N.A. and Regions Bank, as Documentation Agent, Wachovia Bank, National Association, as Syndication Agent, and Wells Fargo Bank, National Association, as Sole Lead Arranger and Administrative Agent.

        *10.2 First Amendment dated March 5, 2008 to Second Amended and Restated Credit Agreement dated February 9, 2007 by and among Regency Centers, L.P., as Borrower, Regency Centers Corporation, the financial institutions party thereto, as Lenders, each of JPMorgan Chase Bank, N.A., PNC Bank, National Association and SunTrust Bank, as Documentation Agent, Wachovia Bank, National Association as Syndication Agent, Regions Bank, as Managing Agent, and Wells Fargo Bank, National Association, as Sole Lead Arranger and Administrative Agent.

* To be filed as an exhibit to our next applicable periodic report or registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION (registrant)
Date: March 11, 2008	By: /s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President
Finance and Principal Accounting Officer

4